Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-119680, No. 333-148844, No. 333-166215, No. 333-225038, and No. 333-256099) on Form S-8 of our report dated June 21, 2023, with respect to the financial statements (and financial statement schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2022) of the Citi Retirement Savings Plan.

/s/ KPMG LLP
New York, New York
June 21, 2023